UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50782	84-1588441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Ste. 215, South San Francisco, CA  94080
(Address of principal executive offices)  (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2005, Hana Biosciences, Inc. (the “Company”) and NovaDel Pharma Inc. entered into an Amendment (the “Amendment”) to the parties’ License and Development Agreement dated October 26, 2004 (the “Agreement”). The Amendment modifies the Agreement to provide that all investigational new drug applications, new drug applications and other regulatory filings will be the responsibility of the Company and will be made in the Company’s name. In addition, the Amendment provides that the Company will be responsible for all chemistry, manufacturing and control matters in all relevant regulatory applications made in the United States and Canada. The Amendment further provides that the Company will be responsible for manufacturing the Licensed Product (as defined in the Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: August 12, 2005	By:	/s/ Russell L. Skibsted
Russell L. Skibsted Chief Financial Officer